Exhibit 10.20

CANDELA CORPORATION
2008 STOCK PLAN
NOTICE OF STOCK APPRECIATION RIGHT GRANT

You (the “Grantee”) have been granted the following stock appreciation right (“SAR”) relating to shares of common stock, $0.01 par value per share (the “Common Stock”), of Candela Corporation, a Delaware corporation (the “Company”), pursuant to the Company’s 2008 Stock Plan (the “Plan”):

Name of Grantee:
Total number of shares of Common Stock to which SAR relates:
Grant Price per share of Common Stock:	$
Date of Grant:
Expiration Date:	The SAR may expire earlier as described in the attached Stock Appreciation Right Agreement.

Vesting Schedule

Date	Number of Vested SARs On Such Date
On or after , but before	[ % of the] [ ] shares of Common Stock subject to this SAR
On or after , but before	[ % of the] [ ] shares of Common Stock subject to this SAR
On or after , but before	an additional [ % of the] [ ] shares of Common Stock subject to this SAR
On or after , but before	an additional [ % of the] [ ] shares of Common Stock subject to this SAR
On or after	100% of the shares of Common Stock subject to this SAR

By your signature and the signature of the Company’s representative below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan and the Stock Appreciation Right Agreement, both of which are attached to and made a part of this document.

GRANTEE	CANDELA CORPORATION

By:	By:
Date:	Title:
Address:	Date:

CANDELA CORPORATION

STOCK APPRECIATION RIGHT AGREEMENT

1.          Grant of Stock Appreciation Right.

(a)     Stock Appreciation Right.  Subject to the terms and conditions set forth in the Notice of Stock Appreciation Right Grant and this Stock Appreciation Right Agreement (the “Agreement”), the Company grants to the Grantee on the Date of Grant a SAR that entitles the Grantee to receive upon exercise of the SAR a number of shares of Common Stock having a fair market value equal to the number of shares of Common Stock with respect to which the SAR is being exercised multiplied by the difference between the fair market value of a share of Common Stock on the date of exercise of the SAR and the Grant Price per share of Common Stock.

(b)    Plan and Defined Terms.  The SAR is granted pursuant to the Plan, a copy of which the Grantee acknowledges having received.  All terms, provisions, and conditions applicable to the SAR set forth in the Plan and not set forth herein are hereby incorporated by reference herein.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Notice of Stock Appreciation Right Grant or, if not defined therein, the Plan.

2.          Right to Exercise.  The SAR may be exercised, in whole or in part, prior to the Expiration Date to the extent it is exercisable.  If the Grantee has continuously served the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a “Business Relationship” with the Company), from the Date of Grant through a date listed under the heading “Vesting Schedule” on the Notice of Stock Appreciation Right Grant, this SAR shall become exercisable by the Grantee with respect to the number of additional shares of Common Stock set forth opposite such date.  Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this SAR becomes exercisable.  The SAR may be exercised by providing a written notice of exercise to the Company in such form as the Committee may prescribe.

3.          Term and Expiration.

(a)     Basic Term.  Subject to earlier termination pursuant to the terms hereof, the SAR shall expire on the Expiration Date set forth in the Notice of Stock Appreciation Right Grant, which date is 10 years after the Date of Grant.

(b)    Termination of Business Relationship with the Company.  If the Grantee ceases to maintain a Business Relationship with the Company, other than by reason of death or Disability, no further installments of this SAR shall become exercisable, and this SAR shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled Expiration Date.  In such a case, the Grantee’s only rights hereunder shall be those that are properly exercised before the termination of this SAR.

4.          Death; Disability; Dissolution.  If the Grantee dies while involved in a Business Relationship with the Company, this SAR may be exercised, to the extent of the number of shares of Common Stock with respect to which the Grantee could have exercised it on the date of the Grantee’s death, by the Grantee’s estate, personal representative or beneficiary to whom this SAR has been assigned pursuant to Section 8(c), at any time within 180 days after the date of death, but no later than the scheduled Expiration Date.  If the Grantee’s Business Relationship with the Company is terminated by reason of the Grantee’s Disability, this SAR may be exercised, to the extent of the number of shares of Common Stock with respect to which the Grantee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled Expiration Date.  At the expiration of such 180-day period or the scheduled Expiration Date, whichever is earlier, this SAR shall terminate and the only rights hereunder shall be those as to which the SAR was properly exercised before such termination.

5.          Acceleration and Vesting of SARs for Business Combinations.  If the Company is the subject of an Acquisition, then this SAR shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable by the Grantee.

6.          No Obligation to Maintain Business Relationship.  The Company and any Related Corporation are not by the Plan or this SAR obligated to continue to maintain a Business Relationship with the Grantee.

7.          Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of SARs in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to SARs and the related provisions with respect to successors to the business of the Company including, without limitation, provisions regarding Acquisitions are hereby made applicable hereunder and are incorporated herein in their entirety by reference.  Without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 and 4 hereof, a Business Relationship with the Company includes a Business Relationship with a Related Corporation.

8.          Miscellaneous Provisions.

(a)     Tax Withholding.  The Company may make such provisions as are necessary for the withholding of all applicable taxes on the SAR, in accordance with paragraph 11 of the Plan.  With respect to the minimum statutory tax withholding required, the Grantee may elect to satisfy such tax withholding requirement by having the Company withhold shares of Common Stock from the SAR upon exercise.

(b)    Rights as a Stockholder.  Neither the Grantee nor the Grantee’s representative shall have any rights as a stockholder with respect to any shares of Common Stock to which the SAR relates unless the SAR has been exercised and share certificates have been issued to the Grantee or representative, as the case may be.  Except as expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such share certificates are issued.

(c)     Nonassignability of SARs. The SAR is not assignable or transferable by the Grantee except by will or by the laws of descent and distribution and as otherwise consistent with the terms of the Plan and this Agreement. During the lifetime of the Grantee, only the Grantee shall be entitled to exercise the SAR.

(d)    Ratification of Actions.  By accepting the SAR, the Grantee and each person claiming under or through the Grantee shall be conclusively deemed to have indicated the Grantee’s acceptance and ratification of, and consent to, any action taken under the Plan or this Agreement and the Notice of Stock Appreciation Right Grant by the Company, the Board, or the Committee.

(e)     Notice.  Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that was most recently provided by the Grantee in writing to the Company.  The Grantee shall notify the Company upon any change in the Grantee’s address.

(f)       Modification or Amendment.  This Agreement may only be modified or amended by written agreement executed by the parties hereto, except as otherwise provided in paragraph 8 of the Plan regarding the treatment of SARs upon certain events such as stock splits and mergers.

(g)    Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(h)    Choice of Law.  This Agreement and the Notice of Stock Appreciation Right Grant shall be governed by, and construed in accordance with, the laws of Delaware, as such laws are applied to contracts entered into and performed in such state.

(i)        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j)        Severability.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.